UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 4, 2008
UNITED AMERICA INDEMNITY, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	000-50511 (Commission File Number)	98-0417107 (I.R.S. Employer Identification No.)
WALKER HOUSE, 87 MARY STREET
GEORGE TOWN, GRAND CAYMAN KY1-9002
CAYMAN ISLANDS
(Address of principal executive offices)
Registrant’s telephone number, including area code: (345) 949-0100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amended and Restated Employment Agreement with Larry A. Frakes
On February 5, 2008, United America Indemnity, Ltd. (the “Registrant”) and Larry A. Frakes entered into an amended and restated employment agreement (the “Amended and Restated Employment Agreement”), which amended and restated the employment agreement that Mr. Frakes entered into with the Registrant on May 10, 2007 (the “Original Employment Agreement”). The Original Employment Agreement was filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2007. The principal differences between the Amended and Restated Employment Agreement and the Original Employment Agreement are as follows:
1.	The Amended and Restated Employment Agreement clarifies the intent of the Original Employment Agreement by specifically providing for a gross up payment for taxes resulting from the vesting of any restricted shares granted in relation to performance in 2007.

2.	Under the Original Employment Agreement, the Registrant granted Mr. Frakes options to purchase an aggregate of 394,946 of the Registrant’s Class A common shares at a price of $25.32 per share (the “Prior Options”). The Amended and Restated Employment Agreement provides for the cancellation of the Prior Options in exchange for the grant of (a) 249,419 time vesting options with an exercise price of $20.05 per share and (b) 249,419 performance vesting options with an exercise price of $20.05 per share (collectively, the “New Options”). The other terms of the New Options, including vesting, will be the same as the comparable terms of the Prior Options.

3.	The Original Employment Agreement provided that if there is a Change of Control (as defined in the Original Employment Agreement and in the Amended and Restated Employment Agreement) and if the Registrant’s shares appreciated in value by a 15% or greater annual compounded rate (measured from the closing price on May 10, 2007 (the “Start Date”) through the price on the date of the Change of Control), Mr. Frakes was entitled to accelerated vesting of his New Options and restricted shares, as well as payment of certain bonus amounts. In the Amended and Restated Employment Agreement, the Start Date was changed to August 15, 2007.
Except as described above, the material terms of the Amended and Restated Employment Agreement are the same as the material terms of the Original Employment Agreement, which were summarized in Item 5 of Part II of the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2007.
The foregoing description of the principal differences between the Amended and Restated Employment Agreement and the Original Employment Agreement and the summary of the other material terms set forth in Item 5 of Part II of the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2007 do not purport to be complete and are qualified in their entirety to the full text of the Amended and Restated Employment Agreement. A copy of the Amended and Restated Employment Agreement is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by this reference.
Election of Seth J. Gersch as Director
Seth J. Gersch was appointed to the Board of Directors of the Registrant effective February 4, 2008. Mr. Gersch was also appointed to the Investment Committee and the Nominating and Governance Committee of the Registrant’s Board of Directors.
There are no arrangements or understandings between Mr. Gersch and any other person pursuant to which he became a director. He is not a party to any transaction with the Registrant that would require disclosure under Item 404(a) of Regulation S-K. He is not a party to any material plan, contract or arrangement that was entered into in connection with his appointment.
A copy of the press release announcing Mr. Gersch’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed as part of this current report:
Exhibit 10.1 Amended and Restated Employment Agreement for Larry A. Frakes.
Exhibit 99.1 Press Release dated February 5, 2008.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AMERICA INDEMNITY, LTD. (Registrant)
Dated: February 8, 2008	By:	/s/ Kevin L. Tate
		Name:	Kevin L. Tate
		Title:	Chief Financial Officer

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